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                                                                   EXHIBIT 12.1

                         USA WASTE SERVICES, INC.
                    RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT RATIOS)

                                                          YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------
                                             1997       1996       1995       1994       1993
                                           --------   --------   --------   --------   --------
Actual:
  Income before income taxes               $463,267   $138,737   $141,089   $ 20,927   $ 68,754

  Fixed charges deducted from income:
    Interest expense                        104,261     60,497     69,613     55,356     50,737
    Interest implicit in rents               11,790      7,345      6,252      8,069     10,377
                                           --------   --------   --------   --------   --------
      Earnings available for fixed charges $579,318   $206,579   $216,954   $ 84,352   $129,868
                                           --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------
  Interest expense                         $104,261   $ 60,497   $ 69,613   $ 55,356   $ 50,737
  Capitalized interest                       25,197     21,189     13,808     10,550      8,609
  Interest implicit in rents                 11,790      7,345      6,252      8,069     10,377
                                           --------   --------   --------   --------   --------
      Total fixed charges                  $141,248   $ 89,031   $ 89,673   $ 73,975   $ 69,723
                                           --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------
      Ratio of earnings to fixed charges        4.1x       2.3x       2.4x       1.1x       1.9x
                                           --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------
Supplemental:
  Income before income taxes               $463,267   $138,737   $141,089   $ 20,927   $ 68,754
  Nonrecurring charges deducted from income:
    Merger costs                            109,411    126,626     26,539      3,782        --
    Unusual items                            24,720     63,800      4,733      8,863      2,672
    Stockholder litigation costs                --         --         --      79,400      5,500
    Nonrecurring interest                       --         --      10,994      1,254        --
  Fixed charges deducted from income:
    Interest expense                        104,261     60,497     69,613     55,356     50,737
    Less: Nonrecurring interest                 --         --     (10,994)    (1,254)       --
    Interest implicit in rents               11,790      7,345      6,252      8,069     10,377
                                           --------   --------   --------   --------   --------
      Earnings available for fixed charges $713,449   $397,005   $248,226   $176,397   $138,040
                                           --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------
  Interest expense                         $104,261   $ 60,497   $ 69,613   $ 55,356   $ 50,737
  Less: Nonrecurring interest                   --         --     (10,994)    (1,254)       --
  Capitalized interest                       25,197     21,189     13,808     10,550      8,609
  Interest implicit in rents                 11,790      7,345      6,252      8,069     10,377
                                           --------   --------   --------   --------   --------
      Total fixed charges                  $141,248   $ 89,031   $ 78,679   $ 72,721   $ 69,723
                                           --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------
      Ratio of earnings to fixed charges        5.1x       4.5x       3.2x       2.4x       2.0x
                                           --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------
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